Exhibit 10.28

           CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT
                 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                 SECURITIES AND EXCHANGE COMMISSION (THE "SEC")
  PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED
                                    PORTIONS.
                    OMITTED PORTIONS ARE INDICATED BY [***].

                         FIRST AMENDMENT TO OFFICE LEASE

      THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made as of January 22, 2007, by and between Park Place Trust, a Maryland business trust ("Landlord") and PharmAthene, Inc., a Delaware corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September 14, 2006 (the "Lease").

      WHEREAS, pursuant to the Lease, Landlord has agreed to lease to Tenant and Tenant has agreed to lease from Landlord certain space (the "Premises"), consisting of approximately [***] rentable square feet of office space located on the fourth (4th) floor of the building known as Park Place Office Building One and located at West Street and Taylor Avenue, Annapolis, Maryland (the "Building"), as more particularly described in the Lease.

      WHEREAS, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, approximately [***] square feet of additional rentable area on the fourth (4th) floor of the Building (the "Expansion Space") as shown on Exhibit A-1 attached hereto.

      WHEREAS, Landlord and Tenant have agreed that the Commencement Date as to the Demised Premises Expanded (defined below) occurred on January __, 2007 and simultaneously with the execution hereof, Landlord and Tenant have executed and delivered Exhibit D to the Lease confirming such facts.

      WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth in this Amendment.

      WHEREAS, except as otherwise defined herein, all terms used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease.

      NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Landlord hereby leases the Expansion Space to Tenant, and Tenant hereby leases the Expansion Space from Landlord. With the addition of the Expansion Space, the Demised Premises (as so expanded, the "Demised Premises Expanded") shall contain approximately [***] rentable square feet.

      The Monthly Rent for the Expansion Space ("Expansion Space Monthly Rent") shall be as follows:

                                        Expansion Space               Rate Per
                 Period                   Monthly Rent              Square Foot
                 ------                   ------------              -----------

                                      [***]


      With the addition of the Expansion Space, Tenant's Share of Operating Expenses shall be increased from [***]% to [***]%, Tenant's Share of Operating Costs shall be increased from [***]% to [***]% and Tenant's Share of Real Estate Taxes shall be increased from [***]% to [***]%.

      The Allowance, computed as [***] Dollars ($[***]) per rentable square foot, shall be increased from [***] Dollars ($[***]) to [***] Dollars ($[***]), of which [***] Dollars ($[***]) may be utilized to pay the costs of installing voice and data cabling in the Demised Premises.

      The advance rent deposit referenced in Section 6(A) shall be increased from [***] Dollars ($[***]) to [***] Dollars ($[***]). The Security Deposit Letter of Credit referenced in Section 6(B) shall be increased from [***]

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                                      -2-

Dollars ($[***]) to [***] Dollars ($[***]). The Letter of Credit Reduction chart contained in Section 6(B) shall be deemed deleted and replaced with the following:

                               Security Deposit       Security Deposit Remaining
         Reduction Date        Reduction Amount            After Reduction
         --------------        ----------------            ---------------

                                      [***]


      Exhibit F to the Lease is deemed deleted and replaced with Exhibit F attached hereto.

      Except as herein set forth the Expansion Space shall be deemed part of the Demised Premises and the Lease shall apply to the Expansion Space in the same manner it applies to the space originally demised.

      2. Landlord agrees to abate and forgive Monthly Rent in the aggregate amount of [***] Dollars ($[***]), such abatement to be applied against Monthly Rent first due and owing.

      3. The provisions of Exhibit C to the Lease notwithstanding, Landlord shall permit Tenant to have one or more free standing water coolers (i.e., not connected to the Building's water system) within the Demised Premises Expanded and to allow its personnel to bring dogs into the Demised Premises Expanded, such circumstances to be governed by reasonable mutually acceptable arrangements established with Landlord's property manager.

      4. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      5. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment. Faxed signatures shall have the same binding effect as original signature, and a faxed Amendment containing the signatures (original or faxed) of the parties shall be binding.

      6. In all other respects the Lease shall continue in full force and effect in accordance with its terms.

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                                      -3-

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal as of the date first above written.

                                    LANDLORD:

                                    PARK PLACE TRUST,
                                    a Maryland business trust

                                    By: JBJ/Carlyle Park Place LP, a
                                        Delaware limited partnership,
                                        as Trustee

                                    By: JBJ Management Company,
                                        Inc., a Maryland limited
                                        liability company, Managing
                                        General Partner


                                    By: /s/ J. Jeremy Parks              [SEAL]
                                        ---------------------------------
                                    Name: J. Jeremy Parks
                                    Date: 1-22-07


                                    TENANT:

                                    PHARMATHENE, INC.,
                                    a Delaware corporation


                                    By: /s/ Christopher Camut            [SEAL]
                                        ---------------------------------
                                    Name: Christopher Camut
                                    Title: CFO/VP

                                  OFFICE LEASE

                                       FOR

                                PHARMATHENE, INC.

                                  Suite No. 450
                                   Park Place
                               Office Building One
                                 200 Park Place
                               Annapolis, Maryland

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   BASIC LEASE INFORMATION ...............................................  1
2.   DEMISED PREMISES ......................................................  2
3.   TERM ..................................................................  3
4.   USE ...................................................................  4
5.   RENT ..................................................................  4
6.   DEPOSITS ..............................................................  5
7.   OPERATING EXPENSES. OPERATING COSTS AND REAL ESTATE TAXES .............  8
8.   PARKING ...............................................................  15
9.   RIGHT OF FIRST OFFER ..................................................  15
10.  ASSIGNMENT AND SUBLETTING .............................................  16
11.  ALTERATIONS ...........................................................  18
12.  LIENS .................................................................  20
13.  MAINTENANCE ...........................................................  20
14.  SIGNS AND ADVERTISEMENTS ..............................................  20
15.  DELIVERIES AND MOVING OF TENANT'S PROPERTY ............................  21
16.  TENANT'S EQUIPMENT ....................................................  21
17.  SERVICES AND UTILITIES ................................................  22
18.  TENANT'S RESPONSIBILITY FOR DAMAGE ....................................  24
19.  ENTRY FOR INSPECTIONS. REPAIRS AND INSTALLATIONS ......................  24
20.  INSURANCE RATING ......................................................  25
21.  INDEMNITY AND PUBLIC LIABILITY INSURANCE ..............................  25
22.  WORKER'S COMPENSATION INSURANCE .......................................  26
23.  ALL RISK PROPERTY INSURANCE ...........................................  26
24.  TENANT'S CONTRACTOR'S INSURANCE .......................................  26
25.  REQUIREMENTS FOR TENANT'S INSURANCE POLICIES ..........................  27
26.  LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON ..................  27
27.  DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES ....................  28
28.  DEFAULT OF TENANT .....................................................  29
29.  REPEATED DEFAULTS .....................................................  29
30.  WAIVER ................................................................  30
31.  SUBORDINATION .........................................................  30
32.  CONDEMNATION ..........................................................  31
33.  RULES AND REGULATIONS .................................................  31
34.  RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT ............................  32
35.  LATE CHARGES ..........................................................  32
36.  NO PARTNERSHIP ........................................................  33
37.  NO REPRESENTATIONS BY LANDLORD ........................................  33
38.  BROKER AND AGENT ......................................................  33
39.  WAIVER OF JURY TRIAL ..................................................  33
40.  ENFORCEMENT OF LEASE ..................................................  33
41.  NOTICES ...............................................................  34
42.  ESTOPPEL CERTIFICATES .................................................  34
43.  HOLDING OVER ..........................................................  34

44.  RIGHTS RESERVED BY LANDLORD ...........................................  35
45.  COVENANTS OF LANDLORD .................................................  35
46.  LIEN FOR RENT .........................................................  36
47.  NO OPTION .............................................................  36
48.  LENDER APPROVAL .......................................................  36
49.  GENDER ................................................................  37
50.  BENEFIT AND BURDEN ....................................................  37
51.  RENTABLE AREA .........................................................  37
52.  GOVERNING LAW .........................................................  37
53.  BANKRUPTCY ............................................................  37
54.  SAVINGS CLAUSE ........................................................  38
55.  AUTHORITY OF TENANT ...................................................  38
56.  JOINT AND SEVERAL LIABILITY ...........................................  38
57.  FINANCIAL STATEMENTS ..................................................  39
58.  BUSINESS DAY/WORKING DAY ..............................................  39
59.  CONFIDENTIALITY .......................................................  39
60.  RENT RELATED REQUIREMENTS .............................................  39
61.  ENVIRONMENTAL REQUIREMENTS ............................................  39
62.  ENTIRE AGREEMENT ......................................................  40

                                    Exhibits

A.    Floor Plan, Demised Premises

A-1   Legal Description of the Land

B.    Work Agreement

C.    Rules and Regulations

D. Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises

D-1   Declaration as to Rent Commencement Date

E.    Specifications for Office Cleaning

F.    Form Letter of Credit

G.    Current Lender's Form SNDA

                                  OFFICE LEASE

      THIS LEASE, made and entered into on this 14th day of September, 2006 by and between Park Place Trust, a Maryland Business Trust, hereinafter called "Landlord," and PharmAthene, Inc., a Delaware corporation, hereinafter called "Tenant."

      WITNESSETH, That, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

            1. BASIC LEASE INFORMATION

      Landlord: Park Place Trust, a Maryland Business Trust

      Landlord's Address: c/o Jerome J. Parks Companies, 15 School Street,
                          Annapolis, Maryland 21404, Attn: Jerome J. Parks.

      Tenant: PharmAthene.

      Tenant's Current Address: 175 Admiral Cochrane Drive, Suite 101,
                                Annapolis, Maryland 21401.

      Building: Park Place Office Building One, Annapolis, Maryland.

      Land: See Exhibit A-1.

      Demised Premises: As shown on Exhibit A and known as Suite 450 on the fourth floor.

      Rentable Area of the Demised Premises: approximately [***] rentable square feet.

      Rentable Area of the Building: 160,358 rentable square feet.

      Term: ten (10) years.

      Anticipated Commencement Date: January 1, 2007.

      Rent Commencement Date: three (3) months following the Commencement Date
                              (See Section 3(B)), but not earlier than March 1, 2007. See Section 5.

      Anticipated Rent Commencement Date: April 1, 2007.

      Anticipated Expiration Date: March 31, 2017.

      Security Deposit: See Section 6(B).

      Monthly Rent: See chart following:

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

                                                                 Annual Rate Per
             Period                   Monthly Rent                 Square Foot
             ------                   ------------                 -----------

                                     [***]


      Right of First Offer: See Section 9.

      Tenant's Special Right to Terminate: See Section 3(E).

      Base Year: calendar year 2007.

      Tenant's Share of Operating Expenses: [***]%.

      Tenant's Share of Operating Costs: [***]%.

      Tenant's Share of Real Estate Taxes: [***]%.

      Parking: Four (4) reserved spaces. See Section 8.

      Allowance: [***] Dollars ($[***]) per rentable square foot. See Exhibit B.

      Tenant's Broker: CB Richard Ellis

      Landlord's Broker: CB Richard Ellis

      Lease Year: The term "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month following the month in which the first anniversary of the Rent Commencement Date occurs.

            2. DEMISED PREMISES

      Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, for the term and upon the conditions hereinafter provided, approximately [***] square feet of rentable area on the fourth (4th) floor of

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                                      -2-
the office building known as Park Place Office Building One situated at West Street and Taylor Avenue, Annapolis, Maryland (such building being hereinafter referred to as the "Building" and such rentable area being hereinafter referred to as the "Demised Premises"). The Demised Premises has been assigned Suite No. 450, and is outlined on the floor plan attached hereto and made a part hereof as Exhibit A.

      The Building and the Land (defined below) is part of Park Place, a Condominium (the "Condominium") and more specifically described on that certain Phase One Condominium Plat for Park Place, a Condominium dated February 15, 2005 and recorded among the land records of Anne Arundel County, Maryland.

            3. TERM

      (a) The initial term of this Lease shall commence on the Commencement Date. The initial term of this Lease shall expire on the last day of the tenth
(10th) Lease Year (the "Expiration Date"). The term of this Lease (the "Lease Term") shall also include any properly exercised renewal or extension of this Lease.

      (b) The "Commencement Date" shall be the later of (i) the date on which the shell improvements referenced in Schedule 1 to Exhibit B are substantially complete and the Building is Ready for Occupancy (as defined in Exhibit B) other than Deferrable Base Building Work, or January 1, 2007. Promptly after the Commencement Date is ascertained, Landlord shall provide and Tenant shall execute a certificate confirming the Commencement Date in the form attached hereto as Exhibit D. "Deferrable Base Building Work" shall mean those portions of base building work that can be completed during the period from the Commencement Date to the Rent Commencement Work without interfering with the construction of tenant improvements in the Demised Premises.

      (c) For the purposes of this Lease, the term "Commencement Date" shall also mean any extended Commencement Date which may be established pursuant to the operation of the provisions of this section of this Lease.

      (d) It is presently anticipated that the shell improvements referenced in
Schedule 1 to Exhibit B will be substantially complete and the Building will be Ready for Occupancy (other than Deferrable Base Building Work), on or about January 1, 2007; provided, however, that if those events do not occur by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof.

      (e) Notwithstanding anything to the contrary herein, Tenant shall have the right to terminate this Lease for any or no reason ("Tenant's Special Terminate Right") upon written notice to Landlord given no later than October 1, 2006, time being of the essence. Along with Tenant's notice, Tenant shall pay to Landlord a termination fee of Thirty-Five Thousand Dollars ($35,000.00) (the "Termination Fee"), and the payment thereof along with such notice shall be a condition to the effectiveness of such notice. In the event Tenant exercises Tenant's Special Termination Right, Landlord shall promptly return Tenant's Deposits and thereafter neither party shall have any farther rights or obligations hereunder.

            4. USE

      Tenant shall use and occupy the Demised Premises solely for general office purposes in accordance with the applicable zoning regulations, including reasonable ancillary uses thereto not inconsistent with the operation of a first class office building. The Demised Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, including without limitation the Americans With Disabilities Act of 1990 and the regulations promulgated thereunder, as the same may be amended from time to time, ordinances, regulations, and orders of all governments, government agencies and any other public authority concerning the use, occupancy and condition of the Demised Premises and all machinery, equipment and furnishings therein.

            5. RENT

      (a) Tenant covenants and agrees to pay to Landlord rent of any kind or nature, including Monthly Rent (as hereinafter defined) and any sums, charges, expenses and costs identified in the Lease as additional rent to be paid by Tenant to Landlord. Tenant's obligation to pay rent shall begin on the earlier of (i) the date Tenant commences to utilize the Demised Premises for the actual conduct of business or (ii) the date which is three (3) months following the Commencement Date (the "Rent Commencement Date") and shall continue to remain an obligation of Tenant until completely satisfied. Promptly after the Rent Commencement Date is ascertained, Landlord and Tenant shall execute a certificate confirming the Rent Commencement Date in the form attached hereto as Exhibit D-l.

      Tenant shall make all payments of rent by check, payable to Park Place Trust or to such other party as Landlord may designate from time to time by written notice to Tenant, and to such address as Landlord may designate from time to time by written notice to Tenant, without demand and without deduction, set-off or counterclaim. If Landlord at any time or times accepts rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder.

      (b) The monthly rent for the Demised Premises (hereinafter referred to as "Monthly Rent") as of the Rent Commencement Date, which Tenant hereby agrees to pay in advance to Landlord and Landlord hereby agrees to accept, shall be as follows:

                                                                   Annual Rate
            Period                    Monthly Rent               Per Square Foot
            ------                    ------------               ---------------

                                     [***]


      (c) Monthly Rent as specified above shall be payable in advance on the first day of each calendar month during the term of this Lease. Tenant shall also pay to Landlord with the payment of Monthly Rent such payments of additional rent provided for in the section of the Lease entitled, "OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES."

      (d) If the Rent Commencement Date, and therefore the obligation under the Lease to pay Monthly Rent hereunder, begins on a day other than the first day of a calendar month, then Monthly Rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (l/30th) of Monthly Rent for each day of that month from and including the Rent Commencement Date, payable in advance, as specified above.

            6. DEPOSITS

      (a) Simultaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of [***] Dollars ($[***]), as a deposit towards payment of Monthly Rent for the first (1st) full calendar month. Any good faith deposit made at the time Tenant executed and delivered to Landlord any letter of intent or proposal to Lease shall be applied toward the amount of this deposit. Such deposit, prior to its being applied to the payment of Monthly Rent, shall be security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease, and Landlord shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure any default by Tenant, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the deposit to its original amount In the event Tenant fails to perform its obligations and to take possession of the Demised Premises on the appropriate Commencement Date provided herein, said deposit shall not be deemed liquidated damages and Landlord may apply the deposit to reduce Landlord's damages, and such application of the deposit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

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                                      -5-

      (b) Simultaneously with the execution of this Lease by Tenant, Tenant shall deliver to Landlord an unconditional, irrevocable letter of credit in the amount of [***] Dollars ($[***]) (the "Security Deposit") as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease, subject to the following terms and conditions. Such letter of credit shall be (a) hi form and substance satisfactory to Landlord in its sole discretion; (b) at all times in the amount of the Security Deposit (it being agreed that if at any time the amount drawable by Landlord under the letter of credit is less than the amount of the Security Deposit, whether as a result of a draw by Landlord or otherwise, then Tenant shall, within one (1) business day thereafter, cause the amount drawable under the letter of credit to be increased to the amount of the Security Deposit); (c) issued by a commercial bank reasonably acceptable to Landlord from time to time and located in the Baltimore/Annapolis metropolitan area, (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building or its mortgagees (which transfer/assignment shall be conditioned only upon the execution by such owner of a written document hi connection with such transfer/assignment); (e) payable at sight upon presentment to a local branch of the issuer of Landlord's sight draft drawn on the issuer and accompanied by a notarized certificate stating that Landlord is entitled to draw the amount sought; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then-current expiration date of such letter of credit, renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then such transferee shall be liable for the return of the Security Deposit, and Landlord shall be released from all liability for the return thereof. Notwithstanding the foregoing, Tenant hereby agrees not to look to Landlord's mortgagees, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any Security Deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagees as security for Tenant's performance of this Lease. If Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord or its mortgagees shall have the right to immediately draw upon the letter of credit without notice to Tenant and/or opportunity to cure. Any amounts drawn under the letter of credit shall be applied by Landlord from time to time to amounts owed in connection with (or arising from) any default (including damages), with any remaining proceeds to be held without interest until the sixtieth (60th) day after the expiration of the Lease as cash collateral to secure the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within thirty (30) days following Landlord's written

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                                      -6-
demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to (he contrary) shall entitle Landlord or its mortgagees to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant and to apply and hold such proceeds in the manner set forth above. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed to not meet the requirements of this Section, and, within thirty (30) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a default under the section of this Lease entitled "DEFAULT OF TENANT" for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period). Except as otherwise expressly set forth in this Lease, Landlord or its mortgagees shall only draw upon the Letter of Credit upon the occurrence of a default and the expiration of any applicable cure or grace period (or if Landlord is precluded by law from sending any notice necessary to establish that a default has occurred, the failure of Tenant to make any payment of rent within five (5) business days after the same is due). Upon the occurrence of a default and the expiration of any applicable cure or grace period, Landlord or its mortgagees shall be entitled to draw on the Letter of Credit in whole or in part and apply cash then held as a Security Deposit (including any amounts) drawn on the Letter of Credit) in the amount necessary to cure the applicable default. Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit. The form Letter of Credit attached hereto as Exhibit F is hereby approved by Landlord.

      (c) Provided (a) no default then exists and (b) Landlord has not imposed (nor had the right to impose) a late charge pursuant to Section 35 below during the twelve (12) months preceding the applicable Reduction Date (as hereinafter defined) with respect to any installment of Monthly Rent or Estimated Payments, Tenant shall have the right with respect to each Reduction Date to reduce the Security Deposit by the Security Deposit Reduction Amount set forth below with respect to each Reduction Date. Each reduction of the Security Deposit shall occur by means of delivery by Tenant to Landlord of a substitute letter of credit in such reduced amount and in strict conformity with the terms of this
Section 5(B), in which event, the previous letter of credit will be returned to Tenant. Alternatively, if the terms of the letter of credit permit reduction of the stated amount thereof upon delivery by Landlord to the issuer of the letter of credit of notice of reduction, then, in such case, the reduction of the Security Deposit shall occur by Landlord's delivery to the issuer of a letter of credit a notice of reduction complying in all respects with the letter of credit (which Landlord agrees to do promptly upon Tenant meeting the requirements set forth in clauses (a) and (b) above).

                                                                Security Deposit
                           Security Deposit Reduction            Remaining After
     Reduction Date                 Amount                         Reduction
     --------------                 ------                         ---------

                                     [***]

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                                      -7-

            7. OPERATING EXPENSES. OPERATING COSTS AND REAL ESTATE TAXES

      (a) If the Operating Expenses (as defined below) of the Building increase during any calendar year after calendar year 2007(hereafter called the "Base Year"), Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share of the increase in such Operating Expenses. Tenant's proportionate share shall be the percentage which the total rentable square feet of the Demised Premises bears to the total rentable square feet of all office and retail areas in the Building, which percentage as of the date of this Lease is [***]%. The amount of such percentage to be paid by Tenant for any calendar year shall be the percentage of the calendar year that the Demised Premises were leased by Tenant.

      (b) The term "Operating Expenses" shall mean any and all expenses, charges and fees incurred in connection with managing, owning, operating, maintaining, servicing, insuring and repairing the Building, atrium (if any), related exterior appurtenances (including the Plaza) and the land upon which the Building is located (the "Land") including all of the following:

            (1) premiums and other charges for insurance related solely to the Building (including, but not limited to, property insurance, rent loss insurance and liability insurance);

            (2) all management fees incurred in the management of the Building, whether such services are provided by Landlord, an affiliate of Landlord or an independent management company;

            (3) all costs incurred in connection with service and maintenance contracts (except elevator maintenance contracts);

            (4) maintenance and repair expenses and supplies;

            (5) amortization (calculated over the Approved Period (as hereinafter defined), with interest at Landlord's cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal) for capital expenditures made by Landlord subsequent to calendar year 2007 for the purpose of (x) complying with legal or insurance requirements imposed subsequent to the date hereof or (y) that are intended to result in a net decrease in Operating Expenses or Operating Costs. The "Approved Period" shall mean the estimated useful life of the improvement except that with respect to an improvement made for the purpose of reducing Operating Expenses or Operating Costs, Landlord may amortize the expense over the period such that the yearly amortization amount is equal to the projected annual savings as reasonably estimated by Landlord;

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                                      -8-

            (6) salaries, wages, benefits and other expenses of Building personnel, including any General Manager (such costs with respect to personnel serving multiple buildings to be prorated among the buildings receiving such services using a method selected by Landlord in its reasonable discretion);

            (7) legal fees for the Building (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses;

            (8) costs of any service not provided to the Building on the Commencement Date but thereafter provided by Landlord in the prudent management of the Building;

            (9) charges for lobby attendant or security services;

            (10) charges for cleaning services and supplies furnished to common and public areas of the Building;

            (11) costs associated with the provision or operation of any common facilities and service amenities;

            (12) any vault rent or charges for the use of vault space;

            (13) the cost of maintaining management or engineering offices for the Building, including rent thereon; and

            (14) any and all fees and charges relating to the Condominium.

Exclusions from "Operating Expenses"

      Notwithstanding the foregoing to the contrary, "Operating Expenses" shall not include the following (collectively, "Excluded Items"):

                  (i) debt service, including interest, financing costs and amortization of mortgages;

                  (ii) painting or decorating other than in common or public areas of the Building;

                  (iii) any tenant work performed or alteration of space leased to tenants or occupants of the Building whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;

                  (iv) the cost of alterations, capital improvements and replacements which under generally-accepted accounting principles are properly classified as capital expenditures, except as set forth in subsection (B)(5) above;

                  (v) any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of tenant work or alterations described in clause (iii) above;

                  (vi) base ground rent (if any), plus escalations thereto, but exclusive of real estate taxes, utilities and other "net" elements constituting rent under a ground lease;

                  (vii) depreciation to work spent on matters unrelated to the Building; or amortization on the Building except as provided in subsection
(B)(5) above;

                  (viii) repairs or replacements (a) necessitated by the gross negligence or willful misconduct of Landlord or its employees or agents, or (b) required to cure violations of governmental laws, ordinances, rules and regulations applicable to the Building as of the date hereof;

                  (ix) costs of enforcement of leases;

                  (x) salaries, commissions, fringe benefits and other compensation paid to (a) officers or executives of Landlord, Landlord's Agent (except as specifically permitted herein, it being understood that compensation of personnel above the level of General Manager shall in no event be included in Operating Expenses) Or their affiliates or (b) employees of Landlord who devote only a portion of their time to the maintenance or operation of the Building to the extent that such salaries, fringe benefits and other compensation are properly allocated;

                  (xi) leasing commissions, advertising and promotional expenses and any other comparable expenses directly related to leasing or procuring tenants or negotiating with prospective tenants;

                  (xii) legal fees, accounting fees and other professional and consulting fees (a) incurred hi procuring tenants for the Building, (b) incurred in connection with Landlord's gross negligence or willful misconduct or non-compliance with any mortgage, deed of trust or ground lease relating to the Building, (c) relating to enforcing any leases or any landlord/tenant proceeding, (d) relating to the defense of Landlord's title to, or interest in, the Building, (e) relating to the refinancing or sale of the Building or any interest therein; or (f) relating to the internal affairs of the ownership entity or entities constituting Landlord;

                  (xiii) the cost of repairs incurred by reasons of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefor through proceeds of insurance or condemnation awards; or
(b) Landlord is not fully compensated therefor due to the failure of Landlord to obtain insurance against such fire or casualty or the decision of Landlord to self-insure; or (c) if Landlord is not fully compensated by reason of the coinsurance provisions of its insurance policies due to Landlord's failure to obtain and maintain a sufficient amount of insurance coverage;

                  (xiv) any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials of comparable quality at the then-existing market rates to an unrelated person, firm or corporation (no management fee or related fees meeting the standard set forth in exclusion (xxiii), or portion thereof, shall be excluded from Operating Expenses pursuant to the provisions hereof);

                  (xv) all expenses for which Landlord has received reimbursement (such as by insurance and by other tenants of the Building) except as additional rent under comparable provisions in this Section of this Lease;

                  (xvi) income or franchise taxes or such other taxes imposed upon or measured by Landlord's net income from the operation of the Building;

                  (xvii) costs allocable to properties other than the Building in which Landlord or any partner thereof has a direct or indirect interest;

                  (xviii) rentals and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

                  (xix) direct and indirect costs incurred to clean up, contain, abate, remove, or otherwise remedy asbestos or hazardous waste (as determined by federal, state or local laws or regulations) from the Building unless the wastes were in or on the Demised Premises or the Building because of Tenant's acts or those of its agents, invitees, or subtenants;

                  (xx) the cost of performing special services or installations to or for tenants or occupants to the extent such service exceeds that provided by Landlord to Tenant without charge hereunder;

                  (xxi) electricity costs or overtime HVAC costs, if charged separately to any other tenant in the Building;

                  (xxii) recordation and transfer taxes and transfer gain taxes, including, without limitation, any such taxes incurred if this Lease is recorded;

                  (xxiii) fees or expenses of property management services provided by Landlord or parties related to or affiliated with Landlord, except to the extent such fees or expenses are not in excess of the market rate for services of comparable quality as charged by unaffiliated parties (provided that in no event will the following be deemed in excess of the market rate: property management fees equal to three percent (3%) of gross income derived from the Building, including net parking income (or rent under a garage lease, as applicable) and amounts received as reimbursements for Operating Expenses and Operating Costs and Real Estate Taxes, but excluding reimbursements of a capital nature (insurance or otherwise));

                  (xxiv) expenses incurred in connection with the management, repair, maintenance, and replacement of the garage facilities, such as by way of example, but not in limitation, parking management fees and restriping of parking spaces; however, utilities, Real Estate Taxes and building security expenses are not separately allocated to the garage and the management services fee included in Operating Expenses will include a percentage of the net income from parking garage operation (or rent under a garage lease, as applicable); and

                  (xxv) Operating Costs (as hereinafter defined);

                  (xxvi) Real Estate Taxes (as hereinafter defined);

                  (xxvii) advertising and promotional expenses;

                  (xxviii) the cost of installing, operating, and maintaining any specialty facility such as an observatory, broadcasting facility, restaurant or luncheon club, athletic or recreational club, theater or cafeteria;

                  (xxix) the cost of any additions to the Building that result in a larger building;

                  (xxx) the cost of artwork;

                  (xxxi) costs or payments associated with Landlord's obtaining air rights or development rights;

                  (xxxii) assessments, common charges or the like imposed by the Condominium to the extent the same are imposed to pay for items which if incurred directly by Landlord would constitute Excluded Items.

      (c) If the Operating Costs (as defined below) of the Building increase during any calendar year after the Base Year, Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share of the increase in such Operating Costs. Tenant's proportionate share shall be the percentage which the total rentable square feet of the Demised Premises bears to the total rentable square feet of all office areas in the Building, which percentage as of the date of this Lease is [***]%. The amount of such percentage to be paid by Tenant for any calendar year shall be the percentage of the calendar year that the Demised Premises were leased by Tenant.

      (d) The term "Operating Costs" shall mean the costs of (i) the cleaning contract and cleaning supplies, (ii) electricity and water and (iii) elevator maintenance contracts. Operating Costs shall not include Operating Expenses and Excluded Items.

      (e) If the Real Estate Taxes (as defined below) of the Building increase during any calendar year after the Base Year, Tenant shall pay to Landlord, as additional rent, Tenant's proportionate share of the increase in such Real Estate Taxes. Tenant's proportionate share shall be the percentage which the total rentable square feet of the Demised Premises bears to the total rentable square feet of all office and retail areas in the Building, which percentage as of the date of this Lease is [***]%. The amount of such percentage to be paid by Tenant for any calendar year shall be the percentage of the calendar year that the Demised Premises were leased by Tenant.

      (f) The term "Real Estate Taxes" shall mean (i) any and all real estate taxes and ad valorem taxes, surcharges, special assessments and impositions, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind levied against the Building or land upon which the Building is located, or in connection with the use thereof (including any transit, personal property, sales, rental, use, gross receipts and occupancy tax and other similar charges), any other present or future taxes or governmental charges that are imposed upon Landlord which are in the nature of or in substitution for real estate taxes,

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                                      -12-
including any tax levied or measured by the rents payable by tenants of the Building, and business improvement district taxes and (iii) expenses (including reasonable attorneys' fees and appraisers' fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes. Real Estate Taxes shall not, however, include (x) income or franchise taxes or such other taxes imposed directly upon Landlord's net income from the operation of the Building and (y) recordation and transfer taxes. If Landlord's contest of Real Estate Taxes for the Base Year results in a decrease in Real Estate Taxes for such year, the Real Estate Taxes for the Base Year shall mean the amount incurred following such appeals, and Landlord shall have the right to bill Tenant for prior underpayments of Real Estate Taxes thereby resulting.

      (g) Landlord shall notify Tenant prior to the beginning of calendar year 2008 and each calendar year thereafter of Landlord's estimate of the amount of Operating Expenses (the "Estimated Operating Expenses"), the amount of Operating Costs (the "Estimated Operating Costs") and the amount of Real Estate Taxes (the "Estimated Real Estate Taxes") that Landlord likely will incur for the Building during the coming calendar year, and pursuant to paragraph (H) hereof, shall advise Tenant of the amount of its Estimated Payments for the coming calendar year.

      (h) Tenant shall pay to Landlord, as additional rent, an amount equal to the sum of (a) one-twelfth (l/12th) of Tenant's proportionate share of the amount by which Estimated Operating Expenses exceed the Operating Expenses for the Base Year, (b) one-twelfth (l/12th) of Tenant's proportionate share of the amount by which Estimated Operating Costs exceed the Operating Costs for the Base Year, and (c) one-twelfth (l/12th) of Tenant's proportionate share of the amount by which Estimated Real Estate Taxes exceed the Real Estate Taxes for the Base Year (collectively the "Estimated Payments"). The components of the Estimated Payments described in clauses (a), (b) and (c) of the immediately preceding sentence shall be calculated independently without reference to one another. Tenant shall commence to make its first Estimated Payments on January 1, 2008. Thereafter, Tenant shall make its Estimated Payments on the first day of each calendar month. Tenant shall pay the same amount of the Estimated Payments until the amount is adjusted, effective the next succeeding January 1, based upon Landlord's determination of the Estimated Operating Expenses, Estimated Operating Costs and Estimated Real Estate Taxes for the following calendar year.

      (i) Within ninety (90) days after the expiration of each calendar year (including the calendar years in which the Rent Commencement Date and expiration or earlier termination of this Lease occurs), or as soon as reasonably practical thereafter, a firm of certified public accountants selected by Landlord, shall audit Landlord's books and records for the Building. Thereafter, Landlord shall determine any increase in the Operating Expenses, Operating Costs and Real Estate Taxes for such calendar year over the Operating Expenses, Operating Costs and Real Estate Taxes for the Base Year. The Operating Expenses, Operating Costs and Real Estate Taxes for each calendar year shall be those actually incurred provided, however, that if the Building was not at least [***] percent ([***]%) occupied during the entire calendar year on a monthly weighted average basis, the Operating Expenses and Operating Costs shall be adjusted to project the

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                                      -13-

Operating Expenses and Operating Costs as if the Building were [***] percent ([***]%) occupied on a monthly weighted average basis. The categories of expenses to be so adjusted in such event shall be limited to (i) electricity,
(ii) nighttime janitorial services, (iii) (if and so long as the management fee varies proportionately with the gross income of the Building) the management fee and (iv) water and sewer charges.

      (j) Landlord shall submit to Tenant a statement setting forth Landlord's determination of (i) any increases in Operating Expenses, Operating Costs and Real Estate Taxes over the Operating Expenses, Operating Costs and Real Estate Taxes, respectively for the Base Year; (ii) Tenant's proportionate share of such increases; and (iii) Tenant's net obligation for such Operating Expenses, Operating Costs and Real Estate Taxes for the calendar year ("Tenant's Net Obligation") which reflects the credit of Tenant's Estimated Payments for Estimated Operating Expenses, Estimated Operating Costs and Estimated Real Estate Taxes during the prior calendar year. In computing Tenant's Net Obligation, Tenant's obligations with respect to each of (x) increases in Operating Expenses, (y) increases in Operating Costs and (z) increases in Real Estate Taxes shall be computed independently without reference to one another. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or earlier termination of this Lease), Tenant shall pay Landlord the full stated amount of Tenant's Net Obligation. If the aggregate amount of Tenant's Estimated Payments for Estimated Operating Expenses, Estimated Operating Costs and Estimated Real Estate Taxes during the prior calendar year exceeds Tenant's proportionate share of (i) the increases in Operating Expenses, (ii) the increases in Operating Costs and (iii) the increases in Real Estate Taxes, the excess, at Landlord's option, shall be refunded to Tenant or credited to Tenant's next Estimated Payments), until such excess is fully refunded to Tenant.

      (k) Tenant, and/or an independent certified public accounting firm offering a full range of accounting services retained by Tenant on a non-contingent fee basis, may, at Tenant's expense, at reasonable times, upon reasonable notice, audit Landlord's books and records for the Building relating to Landlord's determination of any increase in the Operating Expenses, Operating Costs and Real Estate Taxes for (i) the calendar year for which Landlord's current determination is being made, and (ii) the Base Year. In any and all events any such request to audit Landlord's books and records with respect to
(x) the Base Year, shall be made no later than one hundred eighty (180) days following the date on which Tenant's first Estimated Payment is due and payable, and (y) any subsequent year, shall be made no later than one hundred eighty
(180) days following Tenant's receipt of Landlord's annual statement setting forth Tenant's Net Obligation. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit or audited statements strictly confidential. Landlord shall compute the Operating Expenses, Operating Costs and Real Estate Taxes on the accrual basis.

      (l) Notwithstanding anything herein to the contrary, if it is determined pursuant to an audit undertaken by Tenant pursuant to subsection (K) hereinabove that Landlord overstated (or in the case of the Base Year, understated) the aggregate of Operating Expenses, Operating Costs and Real Estate Taxes for any year, then Landlord shall promptly refund any excess payment to Tenant. If Landlord overstated such aggregate by more than [***] percent ([***]%), then

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                                      -14-

Landlord shall reimburse Tenant for the reasonable out-of-pocket costs (exclusive of travel related expenses) of any audit undertaken with respect to such year pursuant to subsection (K) hereinabove. Tenant may not audit any calendar year more than once.

      (m) Subject to Section 52 hereof, no payment by Tenant of any amount hereunder shall constitute a waiver of any claim that such amount is in fact not due and owing, in whole or in part.

            8. PARKING

      Landlord shall obtain for Tenant an allocation of four (4) contracts for reserved parking spaces for use by Tenant and its employees in the parking facility serving the Building, provided that Tenant notifies Landlord in writing of its desire to obtain all or a specified number of said parking contracts, and Tenant enters into said contracts with the parking facility operator (the "Operator") within sixty (60) days after the Rent Commencement Date.

      Tenant shall be directly responsible to the Operator for the payment of any and all fees or charges thereunder, and Landlord shall be under no obligation to pay the Operator for said parking contracts. The parking contracts shall contain the same terms and conditions as are usually contained in such contracts with other monthly parking customers of the Operator, and the monthly rate to be paid by Tenant shall be the prevailing monthly rate charged to other monthly parking customers which are office tenants in the Building, (said rate to be established from time to time by the City of Annapolis) and to increase and decrease as the prevailing monthly parking rate for other applicable monthly parking customers increases and decreases from time to time, hi the event Tenant fails to execute with the Operator the monthly parking contracts within the sixty (60) day period, or subsequently relinquishes in any manner its parking contracts, Landlord shall be under no obligation to seek restoration of the relinquished contracts or waive Tenant's failure to execute said contracts prior to expiration of the applicable sixty (60) day period.

      Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed from time to time by Landlord, the Operator or the City of Annapolis,

            9. RIGHT OF FIRST OFFER

      During the term hereof (provided Tenant (x) is not in default under this Lease beyond any applicable cure period on the date Tenant notifies Landlord of its intent to exercise this right and (y) has not sublet more than [***] percent ([***]%) of the Demised Premises or assigned the Lease in a transaction requiring Landlord consent), Tenant shall have the right of first offer for the leasing of any space on the fourth (4th) floor of the Building (the "ROFO Space") when it becomes available after the initial lease up thereof. For purposes hereof, the ROFO Space will be available when it is vacant or otherwise ready, in Landlord's commercially reasonable judgment, to be marketed by Landlord to parties other than the then existing tenant or then current occupant thereof.

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                                      -15-

      Landlord shall give Tenant written notice of the availability of the ROFO Space and the terms for the leasing thereof, which shall provide for rent equal to [***] percent ([***]%) of the then current market rent as determined by Landlord in its reasonable discretion. Tenant shall have ten (10) business days from the receipt of Landlord's notice to notify Landlord whether it is accepting Landlord's offer.

      In the event Tenant timely accepts the right of first offer, the term for which such available space is leased shall be coterminous with the term of this Lease. The ROFO Space shall be delivered in its "as is" condition, the Rent Commencement Date with respect thereto shall be sixty (60) days following delivery of possession thereof to Tenant. In the event Tenant fails to timely accepts the right of first offer, Tenant's right of first offer shall be null and void and of no further force and effect and Landlord shall be free to lease the ROFO Space to any person, partnership, corporation or other entity upon any terms and for any purpose. After the ROFO Space has been leased by Landlord to another person, partnership, corporation or other entity, if the ROFO Space should again become available, Tenant shall again have the first right to lease with respect thereto.

            10. ASSIGNMENT AND SUBLETTING

      (a) Tenant may not assign or otherwise transfer this Lease, or sublet (including permitting occupancy or use by another party) the Demised Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice of Tenant's intention to assign this Lease or sublet all or any part of the Demised Premises. In the event Tenant seeks permission to sublease a part of the Demised Premises, the notice shall also identify the area of the Demised Premises Tenant seeks to sublease. Within thirty (30) days after receipt of said notice of intent to assign or sublease, Landlord shall have the option (i) to elect to terminate the Lease, if Tenant desires to assign this Lease, or (u) if Tenant desires to sublet a portion of the Demised Premises that (1) when combined with all other portions of the Demised Premises then being sublet, exceeds [***] percent ([***]%) of the rentable area of the Demised Premises, or
(2) has a proposed sublet term in excess of [***] percent ([***]%) of the remaining term of this Lease, to terminate the Lease with regard to that portion of the Demised Premises which Tenant seeks to sublet, or alternately to sublet that portion of the Demised Premises from Tenant for the term which Tenant desires to sublet that portion of the Demised Premises, at the rate and upon the same terms and conditions as Tenant is leasing the Demised Premises from Landlord. Landlord may exercise the option by giving Tenant written notice of its election to exercise the option within said thirty (30) day period.

      (b) The effective date of termination, or the effective date of commencement of the sublease to Landlord, shall be mutually agreed upon by Landlord and Tenant. If the parties cannot agree upon a termination date or upon a sublease commencement date, the termination date or sublease commencement date shall be the date that is sixty (60) days after the date Landlord received the notice that Tenant desired to assign the Lease or sublet all or any portion of the Demised Premises. Upon termination, all of the rights and obligations of Landlord and Tenant under the terms of this Lease shall be terminated, or terminated with regard to that portion of the Demised Premises that Tenant

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                                      -16-
notified Landlord that Tenant desired to sublet, except that Tenant shall continue to be obligated to pay rent and all other charges for the Demised Premises which accrue to the date of termination.

      (c) If Landlord does not exercise its option to terminate or sublet, Tenant may assign this Lease or sublet all or any part of the Demised Premises within one hundred twenty (120) days after the date that the thirty (30) day period referenced above expires. Tenant shall be required however to obtain Landlord's prior written consent to any assignee or any subtenant, which consent may not be unreasonably withheld, contingent upon the proposed assignee or subtenant being similar in kind and character to Tenant and financially reliable, hi the event that Tenant fails to present to Landlord any sublease or assignment agreement, fully executed by the parties thereto, within said one hundred twenty (120) day period, Tenant may not assign this Lease or sublet the Demised Premises without first affording Landlord the option to terminate or sublease as previously provided for in this section. The form of documentation implementing any assignment or subletting shall be on Landlord's approved form of sublease or assignment.

      (d) Tenant shall reimburse to Landlord, as additional rent, all reasonable costs and expenses, including reasonable attorney's fees, which Landlord incurs by reason of or in connection with any assignment, sublease, or leasehold mortgage proposed or granted by Tenant (whether or not permitted under this Lease), and all negotiations and actions with respect thereto, such additional rent to be due and payable within fifteen (15) days of receipt of a statement of such costs and expenses from Landlord.

      (e) No assignment of this Lease shall be effectuated by operation of law or otherwise without the prior written consent of Landlord. For the purposes of this Lease, the transfer of fifty percent (50%) or more of the ownership interest of Tenant or the transfer and/or issuance of more than fifty percent (50%) of the voting stock of Tenant, if Tenant is not a publicly held corporation, to any persons or entities that are not owners or stockholders of Tenant on the date of execution of this Lease shall be deemed an assignment of this Lease thereby giving Landlord the option to terminate this Lease as provided above.

      (f) Notwithstanding any other provision of this Lease to the contrary, Tenant has the right to assign this Lease or sublet the Demised Premises in whole or in part to any subsidiary or affiliate upon giving Landlord ten (10) days prior written notice of such assignment or subleasing. Such an assignment or sublease shall not trigger Landlord's right to terminate the Lease or subsequently require Landlord's consent to any assignee or subtenant. A "subsidiary" of Tenant shall mean any corporation not less than fifty percent (50%) of whose outstanding voting stock shall, at the time, be owned, directly or indirectly, by Tenant. An "affiliate" of Tenant shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For purpose of the definition of "affiliate," the word "control" (including "controlled by" and "under common control with"), as used with respect to any corporation, partnership, or association, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing definition of affiliate, SiGA Technologies, Inc., shall be deemed an affiliate of Tenant for the purposes of this Lease.

      (g) Notwithstanding any other provision of this Lease to the contrary, Tenant shall have no right to transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this Lease or Tenant's interest in the Demised Premises or any part thereof to a foreign government or to any individual or entity whereby enforcement of the obligations of the Tenant under this Lease might be limited by sovereign immunity. Any such attempted transfer, assignment, subletting, license or concession agreement, mortgage or hypothecation shall be void and confer no rights on such foreign government or individual or entity.

      (h) The consent by Landlord to any assignment or subletting to any party other than Landlord, including a subsidiary or affiliate, shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease. Landlord's collection or acceptance of rent from any assignee of Tenant shall not constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) days notice or from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant is in default of any term or provision of this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes and directs each such subtenant, upon notice from Landlord, to pay said rent directly to Landlord, the collection or acceptance of rent from any subtenant in such instance not to constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease.

      (i) Tenant may not mortgage or encumber this Lease without the prior written consent of Landlord.

      (j) If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the sum of (i) the rent and other charges due under this Lease and (ii) the reasonable, out-of-pocket costs (including brokerage commissions, marketing costs and construction costs) incurred and paid by Tenant to obtain the assignment or sublease, then, whether such excess is in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Demised Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay [***] percent ([***]%) of any such excess to Landlord as additional rent no later than ten (10) days after Tenant's receipt thereof. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer.

            11. ALTERATIONS

      Tenant shall make no alterations, installations, additions or improvements (hereinafter collectively called "Alterations") in or to the Demised Premises or the Building (other than Immaterial Alterations, hereinafter defined) without Landlord's prior written consent. Consent by Landlord to Tenant's Alterations shall not be unreasonably withheld, except that Landlord may withhold its consent for any reason with regard to requested Alterations by Tenant which (i)

----------
*** Portions of this page have been omitted pursuant to a Request for Confidential Treatment filed separately with the SEC.

affect the structure of the Building or the mechanical, plumbing or electrical systems of the Building, or (ii) could cause the imposition of additional costs or obligations on Landlord. Tenant, at its sole cost and expense, shall provide Landlord with a copy of the original or revised full-floor mechanical and electrical plans for the floor or floors on which the Alterations are to be made, revised by the Building architect and engineers to show Tenant's proposed Alterations. If any Alterations are made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. All Alterations shall be made (i) at Tenant's sole expense, (ii) at such limes and in such manner as Landlord may designate, (iii) in a good, workmanlike, first class and prompt manner, (iv) using new materials only, (v) in accordance with all applicable legal requirements and the requirements of any insurance company insuring the Building, (vi) in accordance with Landlord's then Construction Rules and (vii) only by such contractors or mechanics as are approved in writing by Landlord. Approval of contractors or mechanics by Landlord, which approval may not be unreasonably withheld, shall be based upon the contractors or mechanics being properly licensed, their financial posture, experience and past job performance. Prior to the commencement of any Alterations in the Demised Premises, Tenant shall submit to Landlord copies of all permits required in connection therewith, and upon the completion of any Alterations, Tenant, at its expense, shall furnish to Landlord a set of the "as-built" plans for such Alterations constructed or installed in the Demised Premises. An "Immaterial Alteration" is defined as an Alteration which (i) is not visible from the exterior of the Demised Premises or the Building and (ii) is cosmetic in nature and does not affect the Building structure or any Building system.

      All Alterations to the Demised Premises, whether made by Landlord or Tenant, and whether at Landlord's or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any replacements of any property or improvements of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

      Landlord, at the expiration or earlier termination of the term of the Lease, may elect to require Tenant to remove all or any part of the Alterations made by Tenant subsequent to the Rent Commencement Date, unless Landlord agrees in writing not to require the removal of any Alterations at the time Landlord consents to the Alterations. Removal of Tenant's Alterations shall be at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

      Tenant shall remove all of Tenant's property at the expiration or earlier termination of the Lease. In the event Tenant does not remove Tenant's property at the expiration or earlier termination of the Lease, such property shall become the property of Landlord.

      In the event Tenant fails to remove its property or the Alterations requested to be removed by Landlord on or before the expiration or earlier termination of the term of the Lease, then Landlord may remove such property and Alterations from the Demised Premises at Tenant's expense, and Tenant hereby agrees to pay to Landlord, as additional rent, the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. Said amount of additional rent shall be due and payable upon receipt by Tenant of a written statement of costs and damages from Landlord.

      Without limiting the generality of the foregoing provisions of this Section, the term "Alterations" shall include, without limitation, all telephone and data wiring and cabling installed by or on behalf of Tenant (collectively, "Cabling"). Notwithstanding anything to the contrary contained in this Section, at the expiration or earlier termination of the term of the Lease, Tenant shall remove all Cabling (whether installed as part of the initial tenant improvements or as a subsequent Alteration) at its cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

            12. LIENS

      If any mechanic's or other lien is filed against the Demised Premises, or the Building of which the Demised Premises are a part, for work claimed to have been done for Tenant or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant, at its sole cost and expense, within ten
(10) days from the date Tenant receives written demand from Landlord to discharge said lien, by the payment thereof or by filing any bond required by law. If Tenant shall foil to discharge any such lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Tenant of a written statement of costs from Landlord. It is hereby expressly covenanted and agreed that such discharge of any lien by Landlord shall not be deemed to waive or release Tenant from its default under the Lease for failing to discharge the same.

      Tenant will indemnify and hold harmless Landlord and its mortgagees from and against any and all claims, damages and expenses incurred by Landlord, arising from any liens placed against the Demised Premises or the Building and the land upon which it is situated, as a result of Tenant undertaking construction work in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises.

            13. MAINTENANCE

      Tenant, at its sole cost and expense, shall keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, shall take good care thereof and shall suffer no waste or injury thereto. At the expiration or earlier termination of the term of this Lease, Tenant shall surrender the Demised Premises broom clean and in the same order and condition in which they were on the Rent Commencement Date, ordinary wear and teat and damage by the elements, fire and other insured casualty excepted.

      Landlord shall keep and maintain in good order and repair the base-building structure and systems, including the roof, exterior walls, elevators, electrical, plumbing and HVAC systems, and the ground floor lobby and other common areas and facilities of the Building.

            14. SIGNS AND ADVERTISEMENTS

      No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, except with Landlord's prior written consent and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without first obtaining Landlord's written consent, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord by said removal, as additional rent. Nothing herein shall restrict Tenant's right to post signs or notices within the Demised Premises not visible from common areas of the Building or from the exterior of the Building.

      Landlord agrees to display Tenant's name on the Building directory in the size and style of lettering used by Landlord, at Tenant's expense. Tenant may display its name on the main entry door of the Demised Premises in Building standard color, size and style of lettering, at Tenant's expense.

      Landlord shall have the right to prohibit any published advertisement of Tenant which in its reasonable opinion tends to impair the reputation of the Building or its desirability as a high-quality office building, and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

            15. DELIVERIES AND MOVING OF TENANT'S PROPERTY

      No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Landlord. Tenant shall obtain Landlord's determination prior to moving said property into the Building. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Landlord shall have the sole right to determine the load capacities of the elevators of the Building and to determine if Tenant's property can be safely transported in the elevators. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or deposited.

            16. TENANT'S EQUIPMENT

      Tenant will not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, word processing machines, personal desk . top computers, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, and other business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, but specifically including supplemental HVAC equipment, computer rooms, and cafeterias), without first obtaining the prior written consent of Landlord, who may (without reference to the aggregate amount of electricity consumed within the Demised Premises) (i) condition such consent upon payment by Tenant of additional rent as compensation for additional consumption of electricity and/or other utility services, or (ii) require that such equipment be separately metered or submetered, with Tenant paying the cost of electricity so consumed as measured by such meter or submeter. Such additional rent shall be in addition to Tenant's obligations, pursuant to the section of this Lease entitled, "OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES," to pay its proportionate share of increases in Operating Costs.

      If any or all of Tenant's equipment requires electricity consumption in excess of the capacity of the electrical system installed by Landlord in the Demised Premises, all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Tenant's equipment shall be installed by Landlord at the cost and expense of Tenant. If Tenant's equipment causes Tenant's consumption of electricity to exceed an average of eight (8) watts per rentable square foot (of which two and one-half (2.5) watts per rentable square foot shall be high voltage for lighting and five and one half (5.5) watts per rentable square foot shall be low voltage for general power and equipment), or if such equipment is to be consistently operated beyond the normal Building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord at its option may install (i) a separate electric meter for the Demised Premises at Tenant's sole cost and expense, or (ii) a separate meter for the specific equipment that is causing Tenant's excessive consumption of electricity at Tenant's sole cost and expense. In the event Landlord installs a separate meter for the Demised Premises, Tenant shall then pay the cost of electricity it consumes as recorded by such meter directly to the electric company, and an appropriate adjustment shall be made to Tenant's proportionate share of Operating Costs to reflect Tenant's reduced consumption of electricity because of such separate metering of the Demised Premises. In the event Landlord separately meters the specific equipment, Tenant shall be billed periodically by Landlord based upon such consumption, but no adjustment shall be made to Tenant's proportionate share of Operating Costs.

      Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

      Landlord shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, and safes which Tenant intends to install or locate within the Demised Premises. Tenant shall obtain Landlord's prior review and approval before installing or locating heavy equipment and fixtures in the Demised Premises, and if installation or location of such equipment or fixtures, in Landlord's opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, Tenant agrees to reimburse Landlord, as additional rent, for any and all costs incurred by Landlord to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Tenant installing or locating such equipment or fixtures in the Demised Premises. Tenant shall reimburse Landlord within thirty (30) days of receipt of any statement setting forth those costs.

            17. SERVICES AND UTILITIES

      (a) Landlord shall provide the following utilities and services:

            (1) Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by Landlord only at those points of supply provided for general use of other tenants in the Building.

            (2) Automatically operated elevator service at all times.

            (3) Cleaning and char services, as specified in Exhibit E, after normal business hours, Monday through Friday of each week, except on the holidays listed in subparagraph (4) below.

            (4) Heat and air-conditioning in season, Monday through Friday from 8:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 1:00 p.m., except for the following holidays: New Year's Day, Dr. Martin Luther King, Jr. Day, Presidents' Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Landlord shall provide heat and air-conditioning at times in addition to those specified in the preceding sentence at Tenant's expense, provided Tenant gives Landlord notice prior to 1:00 p.m. on a business day in the case of after-hours service on that business day and prior to 3:00 p.m. on the immediately preceding business day in the case of after-hours service on a Saturday, a Sunday or a holiday. Landlord shall charge Tenant for said after-hours services the same rate it charges other tenants, which is $50.00 per hour per zone (each floor of the Building being one (1) zone) on the date of execution of this Lease. Landlord reserves the right, in its sole discretion, to reasonably increase the hourly charge for said after-hours service, but in no event shall the rate per hour charged Tenant be more than the rate per hour charged other tenants. In the event the same after-hours service is also requested by other tenants of the Building in addition to Tenant, the charge therefor to each tenant requesting such after-hours service shall be prorated among all requesting tenants based upon the respective square footages of each of the demised premises of the tenants requesting such after-hours service.

            (5) Maintenance, painting and electric lighting service for all public areas and special service areas in the Building.

            (6) A controlled-access system to the Building comparable to other first-class office buildings in the city or county where the Building is located.

            (7) Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Tenant installed pursuant to the section of this Lease entitled, "TENANT'S EQUIPMENT."

      (b) In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Landlord or Tenant must reduce, or maintain at a certain level, the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Demised Premises or Building, Landlord and Tenant shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

      (c) Landlord's inability to furnish, to any extent, these defined services, or any cessation thereof, resulting from, but not limited to, any causes including from entry from inspections, repairs, alterations, improvements and installations by Landlord, its agents, employees or contractors pursuant to the section of this Lease entitled "ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATION," or from renovation, redecoration or rehabilitation of any area of the Building, including the lobby, or any of the surrounding public spaces, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery cease to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for damages or for a rebate of any portion of rent on account of any interruptions in any services occasioned thereby or resulting therefrom.

      (d) Notwithstanding the foregoing, if for reasons within the control of Landlord and not caused by force majeure, any interruption, curtailment, stoppage or suspension of the Essential Services (as hereinbelow defined) shall continue for more than five (5) consecutive business days and shall render the Demised Premises unusable, and if Tenant shall in fact vacate and cease using the Demised Premises, then so long as Tenant is not in default hereunder, all rent and additional rent due hereunder shall be abated for the period beginning on the first (1st) consecutive business day of such failure and shall continue until use of the Demised Premises is restored to Tenant. If due to a force majeure event or an event beyond the control of Landlord, any interruption, curtailment, stoppage or suspension of the Essential Services shall continue for more than twenty (20) consecutive business days and shall render the Demised Premises unusable, and if Tenant shall in fact vacate and cease using the Demised Premises, then so long as Tenant is not in default hereunder, all rent and additional rent payable hereunder shall be abated for the period beginning on the first (1st) consecutive business day of such failure and shall continue until use of the Demised Premises is restored to Tenant. For purposes hereof, "Essential Services" shall mean the provision of (a) cold water, (b) one (1) automatically-operated elevator, (c) heat and air conditioning in season, in reasonably sufficient amounts, during the hours and days provided for in the first sentence of item (4) of subsection (A) of this Section, and (d) electricity.

            18. TENANT'S RESPONSIBILITY FOR DAMAGE

      Any and ail injury, breakage or damage to the Demised Premises or the Building arising solely from any cause done by Tenant or its agents, contractors, servants, employees and visitors, or by individuals and persons making deliveries to or from the Demised Premises solely for the benefit of Tenant, except as provided for in the section of this Lease entitled, "ALL RISK PROPERTY INSURANCE," shall be repaired by Landlord at the sole expense of Tenant. Payment of the cost of such repairs by Tenant shall be due as additional rent with the next installment of Monthly Rent after Tenant receives a bill for such repairs from Landlord. This provision shall not be in limitation of any other rights and remedies which Landlord has or may have in such circumstances.

            19. ENTRY FOR INSPECTIONS. REPAIRS AND INSTALLATIONS

      Tenant shall permit Landlord, or its agents, employees or contractors, without notice to Tenant, to enter the Demised Premises at all reasonable tunes and in a reasonable manner, without charge to Landlord or diminution of Monthly Rent payable by Tenant, to examine, inspect and protect the Building, and, upon one (1) day written notice, to make such repairs as in the judgment of Landlord may be deemed necessary to maintain or protect the Building, or to exhibit the

Demised Premises to prospective tenants during the last year of the term of this Lease. Landlord shall use reasonable efforts to minimize interference to Tenant's business when making repairs, but Landlord shall not be required to perform the repairs at a time other than during normal working hours. In connection with any such non-emergency entry, Tenant shall have the right to have one of its personnel accompany Landlord's representative(s) throughout the Demised Premises.

      In the event of an emergency, Landlord may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Building.

      Tenant shall permit Landlord, or its agents, employees or contractors, upon no less than ten (10) days prior written notice to Tenant, to enter the Demised Premises at reasonable times and in a reasonable manner, without charge to Landlord or diminution of Monthly Rent payable by Tenant, to make installations related to the construction of pre-occupancy tenant work being performed by Landlord for other tenants of the Building, to make repairs, alterations and improvements arising due to repairs, alterations and improvements to any areas adjoining the Demised Premises, to erect, use and maintain pipes and conduits in and through the Demised Premises, or to make installations, improvements and repairs to utility services of the Building located in or about the Demised Premises. Landlord shall use reasonable efforts to minimize interferences with Tenant's business operations, but except in unusual circumstances, Landlord shall not be required to perform such work at a time other than normal working hours. In connection with any such non-emergency entry, Tenant shall have the right to have one of its personnel accompany Landlord's representative(s) throughout the Demised Premises.

            20. INSURANCE RATING

      Tenant shall not conduct or permit to be conducted any activity, or place any equipment or property in or about the Demised Premises that will increase in any way the rate of All Risk Property insurance or other insurance on the Building, unless consented to by Landlord. Landlord's consent may be conditioned upon Tenant's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of All Risk Property insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant's activity, equipment or property in or about the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Tenant shall be liable for such increase. Any such rate increase and related costs incurred by Landlord shall be deemed additional rent due and payable by Tenant to Landlord upon receipt by Tenant of a written statement of the rate increase and costs. Tenant may contest, at its sole cost and expense, any insurance rate increase, provided such action by Tenant will not adversely affect the insurance coverage of Landlord.

            21. INDEMNITY AND PUBLIC LIABILITY INSURANCE

      (a) Tenant shall indemnify and save harmless Landlord, or its mortgagees and its Agent from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person or personal property in and on the Demised Premises, or upon any adjoining sidewalks or public areas of the Building, which arise out of the act, failure to act or negligence of Tenant, its agents or employees.

      (b) Tenant shall, at its sole cost, carry and keep in full force and effect at all times during the term of this Lease, a commercial general liability policy with (i) no exclusion for contractual liability assumed hereunder, (ii) a severability of interest endorsement, and (iii) limits of not less then Two Million Dollars ($2,000,000) combined single limit per occurrence and not less then Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death and property damage, and umbrella coverage of not less then Five Million Dollars ($5,000,000). Landlord shall have the right to reasonably increase such coverage limits consistent with requirements of owners of first class office buildings in Annapolis, Maryland from time to time.

            22. WORKER'S COMPENSATION INSURANCE

      Tenant shall carry and keep in full force and effect at all times during the term of this Lease, at its sole cost, worker's compensation or similar insurance in form and amounts required by law. Such insurance shall contain waiver of subrogation provisions in favor of Landlord, its mortgagees and its. Agent.

            23. ALL RISK PROPERTY INSURANCE

      Landlord shall obtain and maintain All Risk Property insurance covering the Building. Tenant shall obtain and maintain throughout the term of this Lease and any extension periods All Risk Property insurance insuring against damage to and loss of tenant improvements, fixtures, equipment, furniture, and all other personal property in and about the Demised Premises, which policy shall name Landlord and its mortgagees as loss payee. Landlord and Tenant hereby release each other and waive any claims they may have against the other for loss or damage to the Building, Demised Premises, tenant improvements, fixtures, equipment and/or any other personal property arising from a risk insured against under the All Risk Property insurance policies to be carried by Landlord and Tenant, as required above, even though such loss or damage was caused by the negligence of Landlord and Tenant, their agents or employees. Landlord and Tenant agree to obtain and maintain throughout the term of this Lease endorsements to their respective All Risk Property policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees and Landlord's mortgagees. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Landlord or Tenant of any liability to each other or to their insurance carriers which Landlord or Tenant may have under law or the provisions of this Lease in connection with any damage to the Building, Demised Premises, tenant improvements, fixtures, equipment, furniture, and all other personal property, by fire or other casualty.

            24. TENANT'S CONTRACTOR'S INSURANCE

      Tenant shall require any contractor of Tenant performing work on the Demised Premises to carry and maintain, at no expense to Landlord:

      (a) commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage for a period of not less than two years following substantial completion of the applicable work, waiver of subrogation against Landlord and its mortgagees and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to personal injury, death, or property damage; and

      (b) worker's compensation or similar insurance in form and amounts required by law.

            25. REQUIREMENTS FOR TENANT'S INSURANCE POLICIES

      The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to this Lease as well as the form of such insurance shall at all times be subject to Landlord's approval and any such company or companies shall be a good and responsible insurance company, licensed to do business in the State of Maryland. Tenant's and Tenant's contractors' public liability insurance policies and certificates evidencing such insurance shall name Landlord, its mortgagees and its Agent as additional insured. All of Tenant's insurance policies and certificates evidencing such insurance shall contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days written notice to Landlord. Tenant agrees to provide to Landlord no later than five (5) days prior to taking possession of the Demised Premises (and no later than five (5) days prior to each renewal date thereof) the certificates evidencing all insurance required hereunder; Landlord may withhold delivery of the Demised Premises without delaying the Commencement Date, or triggering any abatement of rent, if Tenant fails to provide Landlord with these certificates.

      Any insurance carried or to be carried by Tenant hereunder shall be primary over any policy that might be carried by Landlord or its Agent If Tenant shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Landlord may perform the same and the cost of same shall be deemed additional rent, payable upon Landlord's demand.

            26. LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON

      All personal property of Tenant, its employees, agents, subtenants, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Demised Premises shall be and remain in and on the Demised Premises and the Building at the sole risk of said parties and Landlord shall not be liable to any such person or party for any damage to, or loss of personal property thereof, including loss or damage arising from, (a) any act, including theft, or any failure to act, of any other persons, (b) the leaking of the roof, (c) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, (d) the rupture or leaking of heating or plumbing fixtures, including security and protective systems, (e) short-circuiting or malfunction of electrical wires or fixtures, including security and protective systems or
(f) the failure of the heating or air conditioning systems. Landlord shall also not be liable for the interruption or loss to Tenant's business arising from any of the above-described acts or causes. Tenant specifically agrees to save Landlord harmless in all such cases.

      Landlord shall not be liable for any personal injury to Tenant, Tenant's employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or the Building, unless such party establishes that there has been negligence or a willful act or failure to act on the part of Landlord, its agents or employees.

            27. DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES

      If the Demised Premises is damaged by fire, casualty or other event insured against by Landlord's All Risk Property insurance policy covering the Building, and the Demised Premises can be fully repaired, in Landlord's opinion, within 180 days from the date of the insured fire, casualty or other event, Landlord, at Landlord's expense, shall repair such damage, provided, however, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's non building standard tenant improvements or any other property located in the Demised Premises. Except as otherwise provided herein, if the entire Demised Premises is rendered untenantable by reason of the insured fire, casualty or other event, then Monthly Rent shall abate for the period from the date of such damage to the date when such damage is repaired, and if only a portion of the Demised Premises is so rendered untenantable, then Monthly Rent shall abate for such period in the proportion which the area of the portion of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises, provided, however, if, prior to the date when all of such damage is repaired, any portion of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person claiming through or under Tenant, then the amount by which the Monthly Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage is repaired. No compensation or claim or reduction of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building of which they are a part.

      Notwithstanding the foregoing, if, prior to or during the term of this Lease, (a) the Demised Premises is so damaged that, in Landlord's opinion, the Demised Premises cannot be fully repaired within 180 days from the date the damage occurred, or (b) the Building is so damaged that, in Landlord's opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises is damaged or rendered untenantable), then, in any of such events, Landlord, at its option, may give to Tenant, within sixty (60) days after such fire or other casualty, thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then-applicable Monthly Rent shall be apportioned as of such date, including any rent abatement as provided above.

      In the event that Landlord's restoration of the Demised Premises or access thereto is not substantially completed by Landlord within two hundred ten (210) days from the date of the damage, Tenant shall also have the right to terminate this Lease by delivering thirty (30) days prior written notice to Landlord and its mortgagees, no later than two hundred and forty (240) days from the date of the damage, of the exercise of such right. In the event the restoration of the Demised Premises is substantially completed within such thirty (30) day period, such right of termination shall be deemed to be void and without effect.

            28. DEFAULT OF TENANT

      This Lease shall, at the option of Landlord, cease and terminate if (i) Tenant fails to pay rent, including any installment of Monthly Rent or any additional rent, although no legal or formal demand has been made, and such failure to pay rent continues for a period of five (5) days after written notice addressed to Tenant has been delivered by Landlord to the Demised Premises, or
(ii) Tenant violates or fails to perform any of the other conditions, covenants or agreements of this Lease made by Tenant, and any violation or failure to perform any of those conditions, covenants or agreements continues for a period often (10) days after written notice thereof has been delivered by Landlord to Tenant, or, in cases where the violation or failure to perform cannot be corrected within ten (10) days, Tenant does not begin to correct the violation or failure to perform within ten (10) days after receiving Landlord's written notice and/or Tenant thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any rent, if left uncorrected, shall operate as a notice to quit, any further notice to quit or notice of Landlord's intention to re-enter being hereby expressly waived. Landlord may thereafter proceed to recover possession under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything herein contained on the part of Landlord to be done and performed shall cease without prejudice to the right of Landlord to recover from Tenant all rent accruing up to and through the date of termination of this Lease or the date of recovery of possession of the Demised Premises by Landlord, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant abandons or vacates the Demised Premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances, and, if the full rent hereinabove provided is not realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Demised Premises in first-class rentable condition. In the event Landlord terminates the Lease, Landlord shall use reasonable efforts to mitigate its damages in accordance with applicable law. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. The provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease.

            29. REPEATED DEFAULTS

      If Tenant is in default of this Lease for the same or substantially the same reason more than twice during any twelve (12) month period during the term of this Lease (Tenant having received notice of each such default), then, at Landlord's election, Tenant shall not have any right to cure such repeated default, the terms and conditions of the section of this Lease entitled, "DEFAULT OF TENANT," notwithstanding. In the event of Landlord's election not to allow a cure of a repeated default, Landlord shall have all of the rights provided for in that section of this Lease for an uncured default.

            30. WAIVER

      If Landlord institutes legal or administrative proceedings against Tenant and a compromise or settlement thereof is made, the same shall not constitute a waiver of Tenant's obligations to comply with any covenant, agreement or condition, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord (or any party designated by Landlord to receive any payments of rent) of a lesser amount than the amount of rent due Landlord shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction, and Landlord, or any party designated by Landlord, may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

            31. SUBORDINATION

      Unless Mortgagee shall otherwise elect as provided for in this Section, this Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, or Landlord's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant does not execute said certificate or document within five (5) days after receipt thereof. Landlord shall provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement from its current lender and from any future lenders on such lender's standard form. The current lender's standard form is attached hereto as Exhibit G.

      Tenant agrees that in the event any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Tenant shall also recognize such purchaser as the Landlord under this Lease. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

      If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagees, trustee or beneficiary, and Tenant is given written notice thereof including the post office address of such assignee, then Tenant may not terminate this Lease for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such Assignee,
Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Landlord.

      If Landlord's mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

            32. CONDEMNATION

      If the whole or a substantial part of the Demised Premises or the Building is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount of the condemnation award or settlement that Tenant claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired term of the Lease. Tenant may make a separate claim against the condemning authority for a separate award for the value of any of Tenant's tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish the amount of Landlord's award.

      If less than a substantial part of the Demised Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes of this section, a "substantial part of the Demised Premises" shall be considered to have been taken if twenty-five percent (25%) or more of the Demised Premises is condemned or acquired in lieu of condemnation, or if less than twenty-five percent (25%) of the Demised Premises is taken and the portion of the Demised Premises taken renders the entire Demised Premises untenantable for the conduct of Tenant's business.

      If twenty-five percent (25%) or more of the Building is condemned (whether or not the Demised Premises shall have been condemned) and Landlord elects to demolish the remainder of the Building, Landlord may elect to terminate this Lease.

            33. RULES AND REGULATIONS

      Tenant, its agents and employees, shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other reasonable rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building, provided a copy thereof is sent to

Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licensees, customers, clients, family members or guests. Landlord shall not discriminate against Tenant in the enforcement of any rule or regulation. Tenant shall also comply with any rules and regulations which may be promulgated by the Council of Unit Owners.

            34. RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT

      If Tenant defaults in the making of any payment to any third party, or doing any act required to be made or done by Tenant relating to the Demised Premises, then Landlord may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, with interest thereon at a rate equal to two (2) percentage points above the then applicable Wall Street Journal Prime Rate (U.S. money center commercial banks) or its successor (or in the absence thereof such similar rate reasonably designated by Landlord), accruing from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable by Tenant upon receipt of a written statement of costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant's default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

            35. LATE CHARGES

      If Tenant shall fail to pay any installment of rent, including Monthly Rent, additional rent or other charges to be paid by Tenant pursuant to this Lease within five (5) days after the same becomes due and payable, Tenant shall be obligated to pay a late charge equal to [***] percent ([***]%) of any rent or other charge not so paid when due. In addition, any installments of Monthly Rent, additional rent or other charges to be paid by Tenant pursuant to this Lease which are not paid by Tenant within five (5) days after the same becomes due and payable shall bear interest at a rate equal to [***] percentage points above the then applicable Wall Street Journal Prime Rate (U.S. money center commercial banks) or its successor (or in the absence thereof such similar rate reasonably designated by Landlord), accruing from the date such installment or payment became due and payable to the date of payment thereof by Tenant. Such interest shall constitute additional rent due and payable to Landlord by Tenant upon the date of payment of the delinquent payment referenced above. Notwithstanding the foregoing provisions of this Section to the contrary, Landlord shall waive such late charge and interest the first time during any twelve (12) month period that Tenant fails to pay any Monthly Rent, additional rent or other charges to be paid by Tenant pursuant to this Lease within five
(5) days after the same becomes due and payable, provided that such failure is cured prior to the expiration of the notice and cure period set forth in Section 28 of this Lease.

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                                      -32-

            36. NO PARTNERSHIP

      Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

            37. NO REPRESENTATIONS BY LANDLORD

      Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Demised Premises, shall accept the same in the then "as is" condition, except for latent defects and punch list items.

            38. BROKER AND AGENT

      Landlord and Tenant each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Lease. Tenant represents that it has employed CB Richard Ellis as its broker; Landlord represents that it has also employed CB Richard Ellis as its broker, and further agrees to pay the commissions accruing to such identified broker pursuant to certain outside agreements). Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord and its mortgagees harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

      Landlord appoints and Tenant recognizes, until such time as Landlord otherwise notifies Tenant in writing, CB Richard Ellis as Landlord's exclusive agent (referred to in this Lease as "Agent") for the management and operations of the Building and for the service of process, issuance and receipt of all notices, and instituting and processing all legal actions on behalf of Landlord under this Lease.

            39. WAIVER OF JURY TRIAL

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

            40. ENFORCEMENT OF LEASE

      In the event either party is required or elects to take legal action to enforce against the other party the performance of the other party's obligations under this Lease, then the non-prevailing party shall immediately reimburse the prevailing party for all costs and expenses including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in its successful prosecution or defense of that legal action.

            41. NOTICES

      All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person; by nationally recognized commercial delivery service, next business day delivery, certified mail, return receipt requested; or by registered mail, postage prepaid: (A) if to Landlord, at c/o Jerome J. Parks Companies, 15 School Street, Annapolis, Maryland 21404,
Attn: Jerome J. Parks; and (B) if to Tenant, at 175 Admiral Cochrane Drive, Suite 101, Annapolis, Maryland 21401 prior to the Rent Commencement Date and at the Demised Premises thereafter. The party to receive notices and the place notices are to be sent for either Landlord or Tenant may be changed by notice given pursuant to the provisions of this section.

            42. ESTOPPEL CERTIFICATES

      Tenant agrees, at any time and from time to time, upon not less than five
(5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications),
(ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notices to Tenant should be sent and, if Tenant is a corporation, the name and address of its registered agent in the jurisdiction in which the Building is located, (v) agreeing not to pay Monthly Rent more than thirty (30) days in advance or to amend the Lease without the consent of any mortgage lender having a security interest in the Building, and (vi) certifying such other matters related to this Lease as Landlord may reasonably request Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest, or any prospective assignee of any such mortgage.

            43. HOLDING OVER

      In the event Tenant does not immediately surrender the Demised Premises on the date of expiration of the term of this Lease or any extension period thereof, Tenant shall, by virtue of this section of the Lease, become a tenant by the month and hereby agrees to pay to Landlord a Monthly Rent equal to twice the amount of (a) the Monthly Rent in effect during the last month of the term of this Lease as it may have been extended, plus (b) the one-twelfth (l/12th) payment made with Monthly Rent pursuant to the section of this Lease entitled, "OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES." The month-to-month tenancy shall commence with the first day next after the expiration of the term of this Lease. Tenant as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice to quit the Demised Premises, except in the event of nonpayment of the modified Monthly Rent in advance, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

      Notwithstanding the foregoing, in the event Tenant holds over after the expiration of the term of the Lease or extension period thereof, and Landlord desires to regain possession of the Demised Premises promptly at the expiration of the term of this Lease or extension period thereof, then at any time prior to Landlord's acceptance of modified Monthly Rent from Tenant as a month-to-month tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

            44. RIGHTS RESERVED BY LANDLORD

      Landlord shall have the following rights, exercisable without notice to Tenant, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Demised Premises or giving rise to any claim for set-off, abatement of rent or otherwise:

      (a) To change the Building's name or street address;

      (b) To affix, maintain and remove any and all signs on the exterior and interior of the Building;

      (c) To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Demised Premises or the Building;

      (d) To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and, during the continuance of any of such work, to temporarily close doors, entry ways, and common areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, so long as the Demised Premises remain tenantable;

      (e) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein;

      (f) To alter, relocate, reconfigure and reduce the common areas of the Building, as long as the Demised Premises remain reasonably accessible; and

      (g) To alter, relocate, reconfigure, reduce and withdraw the common areas located outside the Building, including parking and access roads, as long as the Demised Premises remain reasonably accessible.

            45. COVENANTS OF LANDLORD

      Landlord covenants that it has legal title to the Building and has (subject to Section 48 hereof) the right to make this Lease for the term of the Lease aforesaid. Further Landlord covenants that if Tenant shall pay the rent and shall perform all of the covenants, agreements and conditions specified in this Lease to be performed by Tenant, Tenant shall, for the term of the Lease, freely, peaceably and quietly occupy and enjoy the full possession of the

Demised Premises without molestation or hindrance by Landlord, its agents or employees. Entry in the Demised Premises for inspections, repairs, alterations, improvements and installations by Landlord, its agents, employees or contractors pursuant to the section of this Lease entitled "INSPECTIONS, REPAIRS AND INSTALLATIONS" and the exercise by Landlord of Landlord's rights reserved in the section of this Lease entitled "RIGHTS RESERVED BY LANDLORD" shall not constitute a breach by Landlord of this covenant, nor entitle Tenant to any abatement or reduction of rent. In addition, planned activities of Landlord, whether in the form of renovation, redecoration or rehabilitation of any area of the Building, including the lobby, and any of the surrounding public spaces by Landlord or in the form of organized activities, public or private, shall not be deemed violation by Landlord of Landlord's covenant of quiet enjoyment benefiting Tenant

            46. LIEN FOR RENT

      In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien on all tangible personal property of Tenant now or hereafter placed in or upon the Demised Premises (except such part of any tangible personal property as may be exchanged, replaced, or sold from time to time in the ordinary course of business operations or trade of Tenant), and such tangible personal property shall be and remain subject to such lien of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said lien shall be in addition to and cumulative upon Landlord's liens provided by law. Said lien shall be second in priority to the rights of any landlord of, or the mortgagee of, any equipment or personal property under any equipment lease or mortgage, the rights of the seller under any conditional sales contract, or the rights of the lender under any leasehold mortgage consented to by Landlord. Tenant shall reimburse to Landlord, as additional rent, all costs and expenses, including reasonable attorney's fees (not to exceed $[***], which Landlord incurs by reason of or in connection with any request for waiver of Landlord's lien hereunder or enforcement of Landlord's rights hereunders such costs and expenses to be due and payable within fifteen (15) days of receipt of a statement of such costs and expenses from Landlord.

            47. NO OPTION

      The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Demised Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

            48. LENDER APPROVAL

      If Landlord does not receive consent of Landlord's current lenders), if any, with respect to the terms and provisions of this Lease, Landlord may terminate this Lease.

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                                      -36-

            49. GENDER

      Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

            50. BENEFIT AND BURDEN

      The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Landlord may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Building by operation of law or otherwise by the party named as Landlord hereunder (or any subsequent successor, transferee or assignee), then said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and with respect to all covenants, obligations and liabilities as Landlord hereunder after the date of such sale or transfer, but only to the extent such obligations are assumed by the transferee (which assumption may be documented pursuant to a general assignment of leases).

      In the event Landlord shall be in default under this Lease, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Building as the same may then be constituted and encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interests in the Building.

            51. RENTABLE AREA

      Any representations in this Lease regarding the rentable square footage figures for the Building and the Demised Premises have been conclusively accepted and agreed upon by Landlord and Tenant; no remeasurement of the Building or the Demised Premises shall result in any modification of this Lease or adjustment of any rent payable hereunder. The Building and the Demised Premises have been measured in accordance with the Standard Method of Measuring Floor Areas in Office Buildings (ANSI/BOMA Z-65.1 - 1996).

            52. GOVERNING LAW

      This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by the laws of the jurisdiction in which the Building is located. The parties acknowledge and agree that no suit for breach of lease may be filed by either party which claim accrued more than three (3) years prior to the date the suit is filed.

            53. BANKRUPTCY

      If Tenant or any guarantor of this Lease becomes bankrupt or insolvent, or files any debtor proceedings, or if Tenant or any guarantor takes or has taken against it in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, then this Lease shall terminate and Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of reentry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

            54. SAVINGS CLAUSE

      If any provision of this Lease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of the Lease shall be valid and enforced to the fullest extent permitted by law.

            55. AUTHORITY OF TENANT

      If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is hi good standing and qualified to do business in the jurisdiction where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is fully empowered and authorized to do so. Upon Landlord's request, Tenant shall provide to Landlord evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties. Further, Tenant agrees to promptly execute all necessary and reasonable applications or documents confirming Tenant's registration and qualification as requested by Landlord or its representatives, or required by the jurisdiction in which the Building is located to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises. Any delay or failure by Tenant in submitting such evidence, application or document so executed shall not serve to delay the Commencement Date or delay or waive Tenant's obligations to pay rent hereunder.

            56. JOINT AND SEVERAL LIABILITY

      If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each of them shall be joint and several. In like manner, if Tenant is a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each individual who was, is or becomes a member of such partnership or association at any time from the date of execution of this Lease to and including the expiration or earlier termination of the term of this Lease, shall be joint and several.

            57. FINANCIAL STATEMENTS

      Upon Landlord's written request Tenant shall (except when Tenant is subject to the reporting requirements of Sections 12 or 15(d) of the Securities Exchange Act of 1934, as amended) promptly furnish Landlord from time to time with its most recent annual financial statements, and written evidence of ownership and ownership interests if Tenant is other than a sole proprietorship.

            58. BUSINESS DAY/WORKING DAY

      The terms "business day" and "working day" are terms describing each calendar day Monday through Friday except any holiday identified specifically or generically in the section of this Lease entitled, "SERVICES AND UTILITIES" falling on one of such calendar days.

            59. CONFIDENTIALITY

      Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute propriety information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord's relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not make any public disclosure of the terms and conditions of this Lease other than in Tenant's ordinary course of business to its lenders, accountants, and other consultants without the prior written consent of Landlord. Nothing herein shall prevent any disclosure required by applicable law or court order.

            60. RENT RELATED REQUIREMENTS

      (a) No rent or other payment in respect of the Demised Premises shall be based in any way upon net income or profits from the Demised Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Demised Premises which provides for a rental or other payment based on net income or profit.

      (b) If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

            61. ENVIRONMENTAL REQUIREMENTS

      Tenant, its agents, employees, sublessees, contractors, invitees and guests shall not use any portion or all of the Demised Premises or the Building or land or other appurtenances thereto for the generation, treatment, storage or disposal of "hazardous materials," "hazardous waste," "hazardous substances" or "oil" (collectively "Materials") as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., as amended, and any and all other "environmental statutes" which regulate the use of hazardous and/or dangerous substances, and the regulations promulgated thereunder and any and all state and local laws, rules and regulations, without the express prior written consent of Landlord. Tenant shall clean up and remove or cause to be cleaned up and removed from, under or about the Demised Premises, the Building or the land or other appurtenances thereto any Materials it or its agents or employees have or have caused to be introduced to the Demised Premises or the Building, at its sole cost and expense, and shall ensure that such removal is conducted in compliance with all applicable laws, rules and regulations. Notwithstanding the foregoing, however, Tenant may use Materials in the ordinary course of business and only as customarily used in office environments and in types and quantities customarily used in office environments, provided that such use is in accordance with all applicable statutes, laws, rules and regulations, and any manufacturer instructions; and provided further that Tenant may not discharge any Materials in any public sewer or any drain and/or drainpipe leading or connected thereto. Tenant shall promptly give written notice to Landlord of any communication received by Tenant from any governmental authority or other person or entity concerning any complaint, investigation or inquiry regarding any use or discharge (or alleged use or alleged discharge) by Tenant of any Materials. Landlord shall have the right (but not the obligation) to conduct such investigations or tests (or both) as Landlord shall deem necessary with respect to any such complaint, investigation or inquiry, and Tenant, at its expense, shall take such action (or refrain from taking such action) as Landlord may request in connection with such investigations and tests by Landlord. Tenant shall indemnify, defend (with counsel selected by Landlord), and hold Landlord and its mortgagees harmless from and against any such improper use or discharge (or both) by Tenant, including any costs of all necessary clean-up activities occasioned by Tenant's actions, whether during the term or after termination of this Lease. This Section shall survive the expiration or earlier termination of this Lease.

            62. ENTIRE AGREEMENT

      This Lease, together with Exhibits A, A-l, B, C, D, D-1, E, F and G attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and said Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part hi any manner other than by an agreement in writing duly signed by all parties hereto.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed as of the date first written above, in their names, under seal, by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

                                    LANDLORD:

                                    PARK PLACE TRUST,
                                    a Maryland Business Trust

                                    By: JBJ/Carlyle Park Place LP, a Delaware
                                        limited partnership, as Trustee

                                    By: JBJ Management Company, Inc., a

                                        Maryland limited liability company, its
                                        Managing General Partner


                                    By: /s/ Jerome J. Parks              (SEAL)
                                        ---------------------------------
                                        Name: /s/ Jerome J. Parks
                                        Title: VP


                                    TENANT:

                                    PHARMATHENE, INC.,
                                    a Delaware corporation


                                    By: /s/ David P. Wright              (SEAL)
                                        ---------------------------------
                                        Name:
                                        Title: